Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Hycroft Mining Holding Corporation’s Registration Statements on Form S-1 (File No. 333-264393), Form S-3 (File No. 333-257567), and Form S-8 (File Nos. 333-249620 and 333-265434) of our report dated March 5, 2025, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Moss Adams LLP

Dallas, Texas
March 5, 2025